UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

IGNIS PETROLEUM GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50929 (Commission File Number)	16-1728419 (I.R.S. Employer Identification No.)

One Legacy Town Center

7160 Dallas Parkway, Suite 380

Plano, Texas 75024

(Address and telephone number of principal executive offices) (Zip Code)

(972) 526-5251

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On December 21, 2007, our Services Agreement, dated November 15, 2006, with Ignis Barnett Shale, LLC (“IBS”) was automatically terminated pursuant to its term upon our removal as the B Manager of the Amended and Restated Limited Liability Company Agreement of IBS, dated November 15, 2006 (the “LLC Agreement”), by Silver Point Capital L.P. (“Sliver Point”). The Services Agreement was entered into on November 15, 2006 for the purpose of providing management and administrative services to IBS in exchange for payment of $50,750 per month during the initial 12 months and $43,250 per month thereafter. The LLC Agreement remains in effect and unchanged.

The description contained in this Item 1.02 of the terms of the LLC Agreement is qualified in its entirety by reference to the description of the LLC Agreement set forth in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 21, 2006, and the full text of the LLC Agreement, a copy of which is attached as Exhibit 10.1 to such Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC. a Nevada Corporation

Dated: January 16, 2008	/s/ Geoff Evett
Geoff Evett
President and Chief Executive Officer